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                                                                      EXHIBIT 23

                             [LETTERHEAD OF KPMG]

                        Consent of Independent Auditors

The Board of Directors
Heritage Financial Corporation:

We consent to incorporation by reference in the registration statements (No. 333-57513, No. 333-71415 and No. 333-87599) on Form S-8 of Heritage Financial Corporation of our report dated February 4, 2000, relating to the consolidated statements of condition of Heritage Financial Corporation and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the two-year period ended June 30, 1998, for the six-month period ended December 31, 1998 and for the year ended December 31, 1999, which report appears in Heritage Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ KPMG LLP

Seattle, Washington
March 13, 2000